UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2012

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

By way of background, as previously reported:

•
On June 9, 2008, Genta Incorporated, a Delaware corporation (the “Company”) issued to certain accredited investors in a private placement $20.0 million of senior secured convertible notes (the “2008 Notes”).

•	On April 2, 2009, the Company issued to certain accredited institutional investors in a private placement $6.0 million of senior secured convertible notes (the “April 2009 Notes”).

•
On July 7, 2009, the Company entered into a securities purchase agreement (the “July 2009 Purchase Agreement”), whereby it issued to certain accredited institutional investors in a private placement $3.0 million of units (the “July Units”), each July Unit consisting of (i) 70% of a subordinated unsecured convertible note (the “July 2009 Notes”) and (ii) 30% of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (the “July 2009 Financing”).

•
On September 4, 2009, the Company issued to certain accredited institutional investors in a private placement $7.0 million of the July 2009 Notes and Common Stock at an additional closing under the July 2009 Purchase Agreement.

•
Also on September 4, 2009, the Company entered into a securities purchase agreement (the “September 2009 Purchase Agreement”) with certain accredited institutional investors, pursuant to which it issued approximately $3.0 million of the units (the “September Units”), each September Unit consisting of (i) 70% of a subordinated unsecured convertible note (the “September 2009 Notes”) and (ii) 30% of shares of the Company’s Common Stock (the “September 2009 Financing”).  In connection with the sale of the September Units, the Company also issued to the investors two-year warrants to purchase Common Stock in an amount equal to 25% of the number of shares of Common Stock issuable upon conversion of the September 2009 Notes purchased by each investor at the closing.

•
On March 5, 2010, the Company entered into a securities purchase agreement (the “March 2010 Purchase Agreement”) with certain accredited investors listed on the signature pages thereto, pursuant to which it agreed to issue $25.0 million of units (the “2010 Units”), each 2010 Unit consisting of (i) 40% of a senior unsecured convertible note (the “B Notes”), (ii) 40% of a senior unsecured convertible note (the “C Notes”) and (iii) 20% of a senior secured convertible note (the “D Notes”).  In connection with the sale of the 2010 Units, the Company also agreed to issue warrants (the “2010 Debt Warrants”) to purchase senior unsecured convertible notes (the “E Notes”, and together with the B Notes, the C Notes and the D Notes, the “2010 Closing Notes”) in an amount equal to 40% of the purchase price paid for each such 2010 Unit.   The issuance of the 2010 Closing Notes and 2010 Debt Warrants in exchange for $25.0 million is referred to herein as the “March 2010 Financing.”

•
On September 2, 2011, the Company entered into a securities purchase agreement (the “September 2011 Purchase Agreement”) with certain accredited investors listed on the signature pages thereto, pursuant to which it agreed to issue up to $12.7 million of units (the “2011 Units”), with each 2011 Unit consisting of (i) 33.3% of a 12.00% senior secured convertible promissory notes due September 9, 2021, convertible into shares of Common Stock, at an initial conversion rate of 671,040 shares of Common Stock for every $1,000 of principal and accrued interest due under the notes (the “G Notes”), (ii) 66.7% of a 12.00% senior secured cash collateralized convertible promissory notes due September 9, 2021, convertible into shares of Common Stock, at a rate of 671,040 shares of Common Stock for every $1,000 of principal and accrued interest due under the notes (the “H Notes”, together with the G Notes, the “September 2011 Notes”), (iii) senior secured convertible promissory note warrants to purchase an amount of G Notes equal to the amount of G Notes purchased at the closing, at an exercise price of $1,000 per warrant (the “G Warrants”), which purchase price may be paid through a cashless “net exercise” feature, and (iv) senior secured cash collateralized convertible promissory note warrants to purchase an amount of G Notes equal to the amount of H Notes purchased at closing, at an exercise price of $1,000 per warrant (the “H Warrants,” together with the G Warrants, the “September 2011 Debt Warrants”), which purchase price may also be paid through a cashless “net exercise” feature.  A total of $8.4 million of the proceeds from this offering, representing the principal amount of H Notes initially issued, was placed in a restricted account (the “Blocked Account”).  The issuance of the September 2011 Notes and September 2011 Debt Warrants in exchange for $12.7 million is referred to herein as the “September 2011 Financing.”

On March 28, 2012, the Company entered into a securities purchase agreement (the “March 2012 Purchase Agreement”) with certain accredited investors listed on the signature pages thereto, pursuant to which it agreed to issue up to $12.0 million of 6.00% senior secured convertible promissory notes due March 30, 2022, convertible into shares of Common Stock, at an initial conversion rate of 100,000 shares of Common Stock for every $100 of principal and accrued interest due under the notes (the “I Notes”). The issuance of the I Notes is referred to herein as the “March 2012 Financing.”

In the March 2012 Purchase Agreement, the Company also agreed that it will not file a registration statement or undertake any registered offering of Company securities prior to the first anniversary of the March 2012 Purchase Agreement.  The Company also agreed not to consummate any additional capital raising transaction or offer to sell to, issue to or exchange with (or make any other type of distribution to) any third party any securities of the Company that rank senior to or pari passu to the I Notes. Concurrent with the execution of the March 2012 Purchase Agreement, the Company authorized the return of the funds held in the Blocked Account.  As a result, the Company will redeem approximately $8.4 million of H Notes at par value and reduce its cash and cash equivalents by that same amount.

In connection with the March 2012 Financing, the officers and directors of the Company executed lock-up agreements, whereby each such officer and director agreed not to engage in any resale transactions involving the Company’s Common Stock for the period beginning on March 30, 2012 and ending on the earlier of: (i) six months from such date and (ii) the entry into a strategic transaction for the Company’s tesetexal drug candidate, subject to certain conditions.

The March 2012 Financing is expected to close on or about March 30, 2012.  Proceeds from the March 2012 Financing will be used for general corporate purposes.  The I Notes will be secured by all of the assets of the Company.  The Company will initially close on $2.0 million of gross proceeds, and the receipt of the remaining $10.0 million of gross proceeds is subject to the purchasers listed on the March 2012 Purchase Agreement exercising their option, at each purchaser’s discretion, to purchase up to each purchaser’s pro rata portion of an additional $10.0 million principal amount of I Notes, which such option is exercisable for a period of five years from the closing.  In addition, the Company and certain holders of the 2008 Notes agreed to exchange $2,000,000 of 2008 Notes for $250,000 of secured I Notes (the “June 2008 Note Exchange”).  The 2008 Note holders that participated in the June 2008 Note Exchange, have the option, at each such holder’s discretion, to purchase up to each holder’s pro rata portion of an additional $1.25 million principal amount of I Notes, which such option is exercisable for a period of five years from the closing.

The I Notes all have a ten-year term.  The holder of each I Note has the right to require the Company to repay 100% of the outstanding principal and accrued interest on each I Note on or after March 30, 2013.

The I Notes will be initially convertible into shares of the Company’s Common Stock at a conversion rate of 100,000 shares of Common Stock for every $100.00 of principal and interest being converted.  This I Note has full-ratchet anti-dilution protection and the conversion rate is subject to  customary adjustment for any stock splits, combinations, recapitalizations or the like.

The I Notes will bear interest at a rate of 6% per annum, payable semi-annually in additional I Notes, and may not be prepaid by the Company.  The amount of each I Note that is convertible on any day is limited to a fraction of the total principal amount of such I Note according to a formula set forth in the I Notes.    The I Notes are secured with a first priority lien on substantially all of the assets of the Company, which lien is pari passu with the security interest underlying the G Notes and H Notes.

In connection with the March 2012 Financing, the Company and certain holders of its existing convertible notes entered into an Amendment Agreement (the “Amendment Agreement”), which, among other things, provided for the following: (A) the predetermined conversion price adjustment provisions of the September 2011 Notes were deleted, (B) the requirement for the Company to effect a reverse stock split was deleted, (C) the holders of existing convertible notes agreed to amend the put rights of such existing convertible notes, currently effective starting on March 31, 2012, to require the approval of certain requisite holders (as defined therein), (D) the entire proceeds held in the Blocked Account will be distributed to the holders of the H Notes and an equal amount of H Notes will be redeemed by the Company at face value, and (E) the H Warrants were amended so that they would become immediately exercisable.

The I Notes offered and the Common Stock issuable upon conversion of the I Notes, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The Company believes that the issuance of the securities in this transaction was exempt from registration under Section 4(2) of the Securities Act.

A complete copy of each form of I Note, the March 2012 Purchase Agreement, the Amendment Agreement and the Security Agreement are attached as exhibits to this Form 8-K.  The foregoing description of the March 2012 Financing, and any other documents or filings referenced herein, are qualified in their entirety by reference to such exhibits, documents or filings.

The Company issued a press release on March 29, 2012 to announce the Company’s entrance into the March 2012 Purchase Agreement.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 3.02.            Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01.            Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Senior Secured Convertible I Note (filed herewith).
10.1	Form of Securities Purchase Agreement (filed herewith).
10.2	Form of Amendment Agreement (filed herewith).
10.3	Form of General Security Agreement (filed herewith).
99.1	Press Release of the Company issued on March 29, 2012 announcing the March 2012 Financing (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Name: Gary Siegel
Title: Vice President, Finance

Dated:  March 29, 2012